UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2014

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           (i) On December 31, 2014, the Board of Directors (the “Board”) of TG Therapeutics, Inc. (“TG”) approved amendments (the “Weiss Amendment”) to the Restricted Stock Agreements of Michael S. Weiss, TG’s Chief Executive Officer, dated as of May 16, 2012, December 28, 2012 and December 30, 2013 (the “Weiss Restricted Stock Agreements”). A copy of the Weiss Amendment is being filed as Exhibit 10.1 and incorporated in this Item by reference.

Pursuant to the Weiss Amendment, the vesting schedules on page 1 of the Weiss Restricted Stock Agreements were revised.

Except as modified by the Weiss Amendment, the material terms of the Weiss Restricted Stock Agreements remain unchanged.

(ii) On December 31, 2014, the Board of TG also approved amendments (the “Power Amendment”) to the Restricted Stock Agreements of Sean A. Power, TG’s Chief Financial Officer, dated as of May 16, 2012 and December 28, 2012 (the “Power Restricted Stock Agreements”). A copy of the Power Amendment is being filed as Exhibit 10.2 and incorporated in this Item by reference.

Pursuant to the Power Amendment, the vesting schedules on page 1 of the Power Restricted Stock Agreements were revised.

Except as modified by the Power Amendment, the material terms of the Power Restricted Stock Agreements remain unchanged.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

10.1	Amendment to Restricted Stock Agreements, dated December 31, 2014, by and between TG Therapeutics, Inc. and Michael S. Weiss.

10.2	Amendment to Restricted Stock Agreements, dated December 31, 2014, by and between TG Therapeutics, Inc. and Sean A. Power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: January 7, 2015

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amendment to Restricted Stock Agreements, dated December 31, 2014, by and between TG Therapeutics, Inc. and Michael S. Weiss.

10.2	Amendment to Restricted Stock Agreements, dated December 31, 2014, by and between TG Therapeutics, Inc. and Sean A. Power.

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